                                                                    EXHIBIT 4.5



                          FORM OF GUARANTEE AGREEMENT

                         FIRST MARYLAND CAPITAL [I/II]

                          Dated as of          , 1997

                             CROSS REFERENCE TABLE*

Section of Trust
Indenture Act of                                                                                Section of
1939, as amended                                                                                 Agreement
310(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(c)
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2(b)
312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.9
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
313(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
314(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1(d); 3.2(a)
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.7(a)
315(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1(c)
315(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1(d)
316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.6; 5.4(a)
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.10; 5.4
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.1(b)





__________________________________

* This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS


                                                                                                        Page
                                                                                                        ----
                                                           ARTICLE 1

                                                INTERPRETATION AND DEFINITIONS   . . . . . . . . . . . .   1

SECTION 1.1  Interpretation and Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                           ARTICLE 2

                                                      TRUST INDENTURE ACT  . . . . . . . . . . . . . . .   4

SECTION 2.1  Trust Indenture Act; Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.2  Lists of Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.3  Reports by Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.4  Periodic Reports to Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.5  Evidence of Compliance with Conditions Precedent  . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.6  Guarantee Event of Default; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.7  Guarantee Event of Default; Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.8  Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 2.9  Disclosure of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 2.10  Guarantee Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                           ARTICLE 3

                                                 POWERS, DUTIES AND RIGHTS OF
                                                       GUARANTEE TRUSTEE . . . . . . . . . . . . . . . .   6

SECTION 3.1  Powers and Duties of Guarantee Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 3.2  Certain Rights of Guarantee Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 3.3  Not Responsible for Recitals or Issuance of Guarantee . . . . . . . . . . . . . . . . . . .  10

                                                           ARTICLE 4

                                                       GUARANTEE TRUSTEE . . . . . . . . . . . . . . . .  10

SECTION 4.1  Guarantee Trustee; Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustee . . . . . . . . . . . . . . . . .  11

                                                           ARTICLE 5

                                                           GUARANTEE . . . . . . . . . . . . . . . . . .  12

SECTION 5.1  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 5.2  Waiver of Notice and Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                                                                        Page
                                                                                                        ----

SECTION 5.3  Obligations Not Affected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 5.4  Rights of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 5.5  Guarantee of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 5.6  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 5.7  Independent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                           ARTICLE 6

                                           LIMITATION OF TRANSACTIONS; SUBORDINATION . . . . . . . . . .  14

SECTION 6.1  Limitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 6.2  Ranking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                           ARTICLE 7

                                                          TERMINATION  . . . . . . . . . . . . . . . . .  15

SECTION 7.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                           ARTICLE 8

                                                        INDEMNIFICATION  . . . . . . . . . . . . . . . .  16

SECTION 8.1  Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 8.2  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                           ARTICLE 9

                                                         MISCELLANEOUS . . . . . . . . . . . . . . . . .  17

SECTION 9.1  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 9.2  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 9.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 9.4  Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 9.5  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                              GUARANTEE AGREEMENT


                 This GUARANTEE AGREEMENT (the "Guarantee"), dated as of
           , 1997, is executed and delivered by First Maryland Bancorp, a Maryland corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) of the Securities (as defined herein) of First Maryland Capital [I/II], a Delaware statutory business trust (the "Trust").

                             W I T N E S S E T H :

                 WHEREAS, pursuant to the Declaration (as defined herein), the Trust issued on [December 30, 1996] [February 4, 1997] (i) $150,000,000
aggregate liquidation amount of capital securities (liquidation amount $1,000 per capital security), designated the Floating Rate Subordinated Capital Income Securities (the "Old Capital Securities") and (ii) $4,640,000 aggregate liquidation amount of common securities, having a liquidation amount of $1,000 per common security, designated the Floating Rate Common Securities (the "Common Securities");

                 WHEREAS, the Old Capital Securities and the Common Securities were guaranteed by the Guarantor to the extent and on the terms and conditions set forth in the Guarantee Agreement, dated as of [December 30, 1996] [February 4, 1997] (the "Old Guarantee"), from the Guarantor to Guarantee Trustee for the benefit of Holders of the Old Capital Securities and the Common Securities;

                 WHEREAS, pursuant to the Registration Rights Agreement (as defined in the Declaration), the Trust has offered to exchange up to $150,000,000 aggregate liquidation amount of Floating Rate Subordinated Capital Income Securities, liquidation amount $1,000 per capital security (the "New Capital Securities" and, together with the Old Capital Securities, the "Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act");

                 WHEREAS, pursuant to the Registration Rights Agreement (as defined in the Declaration), the Guarantor and the Guaranty Trustee wish to exchange the Old Guarantee for this Guarantee, which is substantially the same as the Old Guarantee except that it has been registered under the Securities Act and qualified under the Trust Indenture Act and does not contain restrictions on transfer, and which is for the benefit of the Holders of New Capital Securities, Old Capital Securities not exchanged for New Capital Securities and the Common Securities (collectively, the "Securities").

                 WHEREAS, as incentive for the Holders to retain the Capital Securities (which the Guarantor agrees will benefit it), the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the premises, the Guarantor executes and delivers this Guarantee for the benefit of the Holders.


                                   ARTICLE 1

                         INTERPRETATION AND DEFINITIONS

                 SECTION 1.1 Interpretation and Definitions. In this Guarantee, unless the context otherwise requires:

                 (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                 (b) a term defined anywhere in this Guarantee has the same meaning throughout;

                 (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                 (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified;

                 (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires; and

                 (f) a reference to the singular includes the plural and vice versa and a reference to the masculine includes, as applicable, the feminine.

                 "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

                 "Business Day" has the meaning given to such term in the Indenture.

                 "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall at any particular time, be principally administered, which office at the date of execution of this Guarantee is located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administrator.

                 "Covered Person" means any Holder or beneficial owner of Securities.

                 "Debentures" means the series of junior subordinated debentures to be issued by the Guarantor, designated the [Floating Rate Junior Subordinated Debentures due 2027] [Floating Rate Junior Subordinated Debentures due 2027, Series B] held by the Property Trustee (as defined in the Declaration) of the Trust.

                 "Declaration" means the Amended and Restated Declaration of Trust, dated as of [December 30, 1996] [February 4, 1997], as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust.

                 "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

                 "Guarantee Trustee" means The Bank of New York, until a successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

                 "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Trust: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Securities to the extent the Trust shall have sufficient funds available therefor at the time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption with respect to any Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds available therefor at the time, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Securities to the date of payment, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution"). If a Trust Enforcement Event (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Guarantee are subordinated to the rights of Holders of the Capital Securities to receive payments hereunder.

                 "Holder" shall mean any holder of Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Capital Securities; and provided further, that in determining whether the Holders of the requisite liquidation amount of Capital Securities have voted on any matter provided for in this Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Capital Securities remain in the form of one or more Global Certificates (as defined in the Declaration), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the beneficial holders of the securities.

                 "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

                 "Indenture" means the Indenture, dated as of [December 30, 1996] [February 4, 1997], among the Guarantor (the "Company") and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Trust.

                 "Majority in Liquidation Amount of the Securities" means, except as provided in the terms of the Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities. In determining whether the Holders of the requisite amount of Securities have voted, Securities which are owned by the Guarantor or any Affiliate of the Guarantor shall be disregarded for the purpose of any such determination.

                 "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

                 (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                 (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (c) a statement as to whether, in the opinion of each such officer acting on behalf of such Person, such condition or covenant has been complied with.

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                 "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.


                                   ARTICLE 2

                              TRUST INDENTURE ACT

                 SECTION 2.1 Trust Indenture Act; Application. (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

                 (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                 SECTION 2.2 Lists of Holders of Securities. (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders"), (i) semi-annually, not later than June 30 and December 31 of each year and current as of such date, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days of receipt by the Guarantor of a written request from the Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Guarantee Trustee; excluding from any such list names and addresses received by the Guarantee Trustee in its capacity as Security Registrar (as defined in the Indenture). The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that it may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                 (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                 SECTION 2.3 Reports by Guarantee Trustee. Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Securities), the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313 of the Trust Indenture Act (if any) in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                 SECTION 2.4 Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                 SECTION 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

                 SECTION 2.6 Guarantee Event of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Securities may, by vote or written consent, on behalf of the Holders of all of the Securities, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

                 SECTION 2.7 Guarantee Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of a Guarantee Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all Guarantee Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                 (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice thereof or a Responsible Officer of the Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge thereof.

                 SECTION 2.8 Conflicting Interests. The Declaration shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

                 SECTION 2.9 Disclosure of Information. The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

                 SECTION 2.10  Guarantee Trustee May File Proofs of Claim.
Upon the occurrence of a Guarantee Event of Default, the Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.


                                   ARTICLE 3

                          POWERS, DUTIES AND RIGHTS OF
                               GUARANTEE TRUSTEE

                 SECTION 3.1  Powers and Duties of Guarantee Trustee.

                 (a) This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders of the Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                 (b) If a Guarantee Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Securities.

                 (c) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case a Guarantee Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) prior to the occurrence of any Guarantee Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                               (A)the duties and obligations of the Guarantee
                          Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                               (B)in the absence of bad faith on the part of
                          the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee;

                         (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                        (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                         (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee or indemnify, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

                 SECTION 3.2 Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.1:

                          (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                         (ii)  Any direction or act of the Guarantor
                 contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                        (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                         (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration or any instrument (or any rerecording, refiling or registration thereof);

                          (v) The Guarantee Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

                         (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee;

                        (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                       (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                         (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action; and

                          (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                 (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                 SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee.


                                   ARTICLE 4

                               GUARANTEE TRUSTEE

                 SECTION 4.1  Guarantee Trustee; Eligibility.

                 (a) There shall be at all times a Guarantee Trustee which shall:

                          (i)  not be an Affiliate of the Guarantor; and

                         (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
                 Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                 (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 SECTION 4.2 Appointment, Removal and Resignation of Guarantee Trustee.

                 (a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

                 (b) Subject to the immediately preceding paragraph, a Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 30 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                 (c) The Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 104 of the Indenture) of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, delivered to the Guarantee Trustee.

                 (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of any Guarantee Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Capital Securities then outstanding delivered to such Guarantee Trustee, shall promptly appoint a successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders of the Capital Securities and such appointment accepted by the Successor Guarantee Trustee, any Holder, on behalf of himself and all other similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                 (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                 (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued to the date of such termination, removal or resignation.

                 (g) The Guarantor shall promptly notify the Holders of the resignation, removal or appointment of the Guarantee Trustee.


                                   ARTICLE 5

                                   GUARANTEE

                 SECTION 5.1  Guarantee.

                 The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

                 SECTION 5.2  Waiver of Notice and Demand.

                 The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Indenture to (i) extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extended Interest Payment Period (as defined in the Indenture) with respect to the Distributions (as defined in the Declaration) on the Securities, and (ii) change the maturity date of the Debentures to the extent permitted by the Indenture.

                 SECTION 5.3  Obligations Not Affected.

                 The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

                 (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Trust;

                 (b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price (as defined in the Indenture), Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any change to the maturity date of the Debentures permitted by the Indenture);

                 (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                 (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                 (e) Any invalidity of, or defect or deficiency in, the Securities;

                 (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                 (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                 There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing.

                 No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

                 SECTION 5.4  Rights of Holders.

                 (a) The Holders of a Majority in Liquidation Amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

                 (b) If the Guarantee Trustee fails to enforce this Guarantee, then any Holder of Securities may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Securities may, subject to the subordination provisions of Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment to the Holder of the Securities of the principal of or interest on the Debentures on or after the respective due dates specified in the Debentures, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Securities. The Guarantor hereby waives any right or remedy to require that any action on this Guarantee be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

                 SECTION 5.5  Guarantee of Payment.

                 This Guarantee creates a guarantee of payment and not of collection.

                 SECTION 5.6  Subrogation.

                 The Guarantor shall be subrogated to all (if any) rights of the Holders of Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation of any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

                 SECTION 5.7  Independent Obligations.

                 The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.


                                   ARTICLE 6

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

                 SECTION 6.1  Limitation of Transactions.

                 So long as any Securities remain outstanding, if there shall have occurred a Guarantee Event of Default or a Trust Enforcement Event, then the Guarantor shall not, and shall not permit any subsidiary of the Guarantor, to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Guarantor's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks pari passu with or junior to the Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class of series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or pari passu with or junior to such stock).

                 SECTION 6.2  Ranking.

                 This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all other liabilities of the Guarantor, except those liabilities of the Guarantor made pari passu or subordinate by their express terms.

                 If a Trust Enforcement Event has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the holders of the Capital Securities to receive payment of all amounts due and owing hereunder.


                                   ARTICLE 7

                                  TERMINATION

                 SECTION 7.1  Termination.

                 This Guarantee shall terminate upon (i) full payment of the Redemption Price (as defined in the Indenture) of all Securities, (ii) upon the distribution of the Debentures to the Holders of all the Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or under this Guarantee.

                                   ARTICLE 8

                                INDEMNIFICATION

                 SECTION 8.1  Exculpation.

                 (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                 (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matter the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

                 SECTION 8.2  Indemnification.

                 The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section
8.2 shall survive the termination of this Guarantee.


                                   ARTICLE 9

                                 MISCELLANEOUS

                 SECTION 9.1  Successors and Assigns.

                 All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding.

                 SECTION 9.2  Amendments.

                 Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of, and action by written consent of the Holders of the Securities apply to the giving of such approval.

                 SECTION 9.3  Notices.

                 All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                 (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Securities):

                          The Bank of New York
                          101 Barclay Street, Floor 21 West
                          New York, New York  10286
                          Attention:  Corporate Trust Administration
                          Fax:  (212) 815-5595

                 (b) If given to the Guarantor, at the Guarantor's mailing addresses set forth below (or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Securities):

                          First Maryland Bancorp
                          25 South Charles Street,
                          Baltimore, Maryland  21201
                          Attn:  General Counsel
                          Fax: (410) 244-3817

                 (c) If given to any Holder of Securities, at the address set forth on the books and records of the Trust.

                 All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                 SECTION 9.4  Benefit.

                 This Guarantee is solely for the benefit of the Holders of the Securities and, subject to Section 3.1(a), is not separately transferable from the Securities.

                 SECTION 9.5  Governing Law.

                 THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, this Guarantee is executed as of the day and year first above written.



                                       FIRST MARYLAND BANCORP,
                                       as Guarantor



                                       By:________________________________
                                       Name:
                                       Title:


                                       THE BANK OF NEW YORK,
                                       as Guarantee Trustee



                                       By:________________________________
                                       Name:
                                       Title: